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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 1, 2006, relating to the financial statements of Critical Therapeutics, Inc., and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Critical Therapeutics, Inc., for the year ended December 31, 2005 and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 24, 2006